SHIRE ANNOUNCES INCREASE OF 72% IN PRE-TAX
                         INCOME FOR SECOND QUARTER 2001

Basingstoke, UK - 23 July 2001 - Shire Pharmaceuticals Group plc (LSE: SHP.L,
NASDAQ: SHPGY, TSE: SHQ CN) announces results for the second quarter ended 30 June 2001.

Highlights:
                                       -------------------------------- -----------------------------------------
                                       After
                                       APB25 charge                     Before APB25 exceptionals
                                       exceptionals(1) &                & merger  charges
                                       merger charges
                                       -------------------------------- -----------------------------------------
                                                    Q2-01                     Q2-01          Q2-00             %
                                                    ($m)                       ($m)           ($m)        change
Revenues                                            210.8                     210.8          159.6          +32%
Operating (loss)/income                            (111.7)                     65.5           41.9          +56%
(Loss)/income before tax                           (106.5)                     70.7           41.1          +72%
EPS (diluted)
- per ordinary share                               (25.3c)                    10.6c           6.4c          +66%
- per ADS                                          (75.9c)                    31.7c          19.2c          +66%
                                       -------------------------------- ------------ -------------- -------------
                                                        Average
USD:GBP exchange rate                  Q2 2001          1.42
                                       Q2 2000          1.52

(1) Results stated after APB25 exceptionals & merger charges are as set out in Shire's consolidated income statement on page 11

Product Highlights

     Adderall* sales up 56% on Q2 2000, with a 32.7% share2 of the US Attention Deficit Hyperactivity Disorder (ADHD) prescription market2 in June 2001 (June 2000: 32.1%).

     Agrylin* Q2 sales up 39%, with total share2 of 21.3% of the combined US Agrylin* Hydrea and generic hydroxyurea market.

     Carbatrol* achieved sales growth of 87% and a 33.8% share2 of the US extended release carbamazepine market2 in second quarter 2001.

     Reminyl* launched in the US in May 2001 by Janssen Pharmaceutica and Ortho McNeil; achieved 7.1% market share2,5 at week nine.

     Zeffix* Q2 royalties up 49% world-wide compared with the same period last year.

     3TC* (Epivir, Combivir, and Trizivir) Q2 royalties up 6% world-wide compared with Q2 2000.


*Trademark

Business Highlights

     May 2001 - Shire announces one tier pricing policy for Adderall*

     Merger with BioChem Pharma Inc. successfully closed 11 May 2001

     Positive Phase III results for Adderall XR* presented at the APA (American Psychiatry Association) meeting in May 2001

     Reminyl* first AChI3 to suggest positive data in vascular / mixed dementia4

     Frakefamide - AstraZeneca offers rights back to Shire

     SPD 418 (Phase I project for epilepsy) - development discontinued

Commenting on the results, Rolf Stahel, Chief Executive of Shire, said:

"I am delighted with the outstanding second quarter results, especially the 72% pre-tax income1 growth achieved so early after the effective date of the merger with BioChem. Despite being the biggest merger in our history, the integration has been the fastest and most effectively implemented out of our six mergers in six years.

"We continued to strengthen our position in the ADHD market with Adderall* and the preparation for the launch of Adderall XR* which is proceeding at full speed.

"I am also very pleased with Reminyl's* uptake and market share in the Alzheimer's market following the launch by Janssen Cilag in the US and in the UK through our own launch jointly with Janssen Cilag UK."

1pre APB25 and exceptionals, including one time merger costs 2Prescription market (IMS) June 2001 3Acetylcholinesterase inhibitor 4Trials initiated by J&J 5New prescriptions market (NRx - IMS data)

*Trade Mark

For further information please contact:

Europe
                                                        +44 207 831 3113 (today)
Clea Rosenfeld - Media and Investor Relations
Tina Terrell - Medical Communications - Trade Media     +44 1256 894 000

US & Canada
                                                        +1 450 978 7938
Michele Roy - Corporate Communications
Gordon Ngan - Investor Relations                        +1 450 978 7938

Notes to editors
Shire Pharmaceuticals Group plc

Shire is a rapidly growing international specialty pharmaceutical company with a strategic focus on four therapeutic areas: central nervous system disorders, anti-infectives, oncology and biologics.

For further information on Shire Pharmaceuticals, please visit the company's website: www.shire.com

THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including but not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development and commercialisation, the impact of competitive products, patents, and other risks and uncertainties, including those detailed from time to time in periodic reports, including the Annual Report filed on Form 10K by Shire with the Securities and Exchange Commission.

OVERVIEW OF FINANCIAL RESULTS

Introduction

Following the merger with BioChem Pharma Inc. in May 2001, these accounts have been prepared in accordance with US Generally Accepted Accounting Principles
(GAAP) and as a `pooling of interests'. The unaudited results for the combined company are presented as if the merger had occurred at the beginning of the periods described. Comparisons with previous periods have been made against the combined unaudited US GAAP financial statements as published on the company's website (www.shire.com).

Group revenues for the second quarter were $210.8 million, a 32% increase over Q2 2000 ($159.6 million). Pre APB25 exceptionals and merger charges, the Group recorded income before tax of $70.7 million, up 72% (Q2 2000: $41.1 million) and diluted earnings per ordinary share of 10.6 cents or 31.7 cents per ADS, up 66% (Q2 2000: 6.4 cents per ordinary share or 19.2 cents per ADS). After APB25 charge of $0.2 million, exceptionals and merger charges of $177.0 million, the net loss was $124.2 million (Q2 2000: $128.3 million net income after APB25 charge of $0.2 million and exceptional income of $96.6 million).

Sales and marketing

Product sales for the second quarter, at $171.7 million, increased by 41% over Q2 2000. Sales of Adderall* were $69.4 million, representing growth of 56% on the comparative period in 2000. Adderall* had a 32.7% share of the prescription market2 for Attention Deficit Hyperactivity Disorder (ADHD) in the US in June 2001 (June 2000: 32.1%) and continues to be the brand leader in the US market for ADHD.

Sales of Agrylin*, the only US product licensed for the treatment of thrombocythaemia, were $25.8 million, a 39% increase on Q2 2000 sales of $18.5 million. Shire achieved 21.3% of the total US Agrylin*, Hydrea and generic hydroxyurea prescription market2 in June 2001, compared to 16.7% for the month of June 2000.

Sales of Pentasa*, for the treatment of ulcerative colitis, were $19.1 million, 45% higher than the comparable period last year. Pentasa* had 17.8% of the US oral mesalamine/olsalazine prescription market2 in June 2001, compared to 18.0% in June 2000.

Sales of ProAmatine*, for the treatment of postural hypotension, were $10.5 million, 79% higher than Q2 2000 sales of $5.9 million. The US prescription market2 for ProAmatine* and Florinef prescriptions2 indicates that ProAmatine* had a 23.5% share2 for the month of June 2001, an increase from 20.3% in June 2000.

Sales of Agrylin*, Pentasa* and ProAmatine* were slightly ahead of trend during the quarter due to speculative, advance buying by wholesalers in anticipation of price increases.



* Trade Mark

Carbatrol*, containing carbamazepine for the treatment of epilepsy, recorded sales growth of 87% from sales of $5.3 million in Q2 2000 to $9.9 million in Q2 2001. This translates to 33.8% of the US extended release carbamazepine prescription market2 in June 2001, compared to 28.1% in June 2000.

Licensing

Licensing and development fees in the second quarter fell by 94% to $0.2 million (Q2 2000: $4.4 million). The quarter on quarter decrease is mainly due to the reduction in recovery of development costs for Reminyl*, an Alzheimer's drug, launched by Janssen (J&J) in the US market in May 2001.

Royalties

Royalties increased by $4.8 million, up 15% to $38.4 million (Q2 2000: $33.7 million). The company receives royalties from GlaxoSmithKline on the worldwide sales of 3TC*, for the treatment of HIV infection / AIDS, and Zeffix*, an oral treatment for chronic hepatitis B. Additionally, Shire receives royalties from J&J for Reminyl*.

Cost of sales and operating expenses

Gross margin on product sales increased from 81% in Q2 2000 to 84% in Q2 2001. The higher margin products Adderall* and Agrylin* represented 55% of total product sales in Q2 2001 compared to 52% in Q2 2000. Pre announced pricing changes in respect of Adderall* have also benefited the gross margin in Q2 2001.

R&D expenditure for the second quarter increased by 7% to $41.8 million. Expressed as a percentage of total revenues, R&D expenditure was 20% in Q2 2001 compared to 25% in Q2 2000 and 23% for full year 2000.

Selling, general and administrative (S,G&A) expenses, excluding the effects of an APB25 charge of $0.2 million (Q2 2000: $0.2 million), increased by 38% to $64.6 million (Q2 2000: $46.6 million). This increase was in line with the growth in product sales and hence, S,G&A expenses remained at 38% of product sales.

Depreciation and amortisation increased by 19% to $11.2 million (Q2 2000: $9.4 million). This increase is attributable to the purchase of several new products in Europe since June last year.

Exceptional charges

Exceptional charges in the second quarter comprise:

Merger related expenses of $177.0 million, including asset write-downs of $85.4 million, merger transaction expenses of $83.5 million and $8.1 million related to the disposal of the duplicated manufacturing facilities.

* Trade Mark

Taxation

The effective rate of tax on the profits for the quarter pre APB25 exceptionals and merger charges is 25% (Q2 2000: 29% Pre APB25 and exceptional income). The company has recorded net deferred tax assets of approximately $19.5 million (Q2 2000: $36.4 million).

Cash flow

Cash, cash equivalents, marketable securities and other current asset investments at 30 June 2001 amounted to $303.3 million (30 June 2000: $419.3 million). After deduction of borrowings this gives a net cash position of $294.8 million (30 June 2000: $199.6 million). The CSFB term loan of $125m was repaid in full in this quarter.

Projects UNDER DEVELOPMENT

CNS
Alzheimer's disease
In January 2001, the UK National Institute of Clinical Excellence (NICE) announced that treatments for Alzheimer's disease should be made available as part of the management of UK patients with mild to moderate Alzheimer's disease. This was followed in March by US Food and Drug Administration (FDA) approval, and in May by the US launch of Reminyl* by Janssen Pharmaceutica and Ortho-McNeil Pharmaceutical. Shire will receive royalties on these sales.

Reminyl's* postulated dual mode of action, which includes nicotinic receptor modulation and selective inhibition of acetylcholinesterase, has been widely acknowledged by regulatory authorities. It is included in the product labelling across Europe and in the US promotional materials that have been reviewed by the FDA and its Division of Drug, Marketing Advertising and Communication (DDMAC).

On 19 June 2001, clinical trial data were presented at the XVII World Congress of Neurology that suggest Reminyl* improves memory, orientation and language skills of patients with vascular dementia or a combination of Alzheimer's disease and cerebrovascular disease ("mixed" dementia) for at least 12 months. The results also suggest that Reminyl* can improve or maintain the ability of these individuals to perform normal activities of daily living, such as bathing, dressing and doing housework. In the overall study, Reminyl* was generally well tolerated by patients. Most side effects were gastrointestinal in nature, of mild to moderate severity and mainly confined to the period when the dose was being increased. Other research has shown that when the dose is increased at a slower rate, the occurrence of nausea and vomiting is not significantly greater than reported by patients taking placebo.

Reminyl* is the first cholinesterase inhibitor shown to be potentially effective in treating this substantial group of patients. Janssen is conducting a further study in patients with vascular dementia with the intention of seeking approval from regulatory authorities to add this indication to the licence.

Other studies are planned in patients with Lewy body dementia and mild cognitive impairment.

* Trade Mark

ADHD

Positive findings from a Phase III study of Adderall XR**, a novel once daily formulation of Shire's US marketed product, Adderall*(mixed salts of a single entity amphetamine product), were presented at the annual meeting of the American Psychiatric Association in May 2001. This Phase III, double blind, parallel group study examined the effects of Adderall XR**, 10 mg, 20 mg, and 30 mg, compared with placebo, for the treatment of ADHD in 563 patients.

The investigators concluded that this new study, one of the largest ADHD medication trials ever conducted, showed that children with ADHD can take one dose of Adderall XR** in the morning to control their ADHD symptoms throughout the day and into the late afternoon. The after school period is a critical time for completing activities and homework.

The most commonly observed adverse events in the study were consistent with those typically seen with psychostimulant medications and included: anorexia, insomnia, abdominal pain, emotional lability, and nervousness.

Further details on this study are available on Shire's website at www.shire.com/shire/ListPress.shtml

A New Drug Application (NDA) seeking marketing approval for Adderall XR** was filed with the US FDA on 3 October 2000.

Analgesia
Unexpected results from the Phase II anterior cruciate ligament repair study, conducted with frakefamide, have led AstraZeneca to offer to return the rights for this project to Shire. As these results appear to contradict previous positive results gained in the clinic for dental pain and in pre-clinical models, Shire may continue to work on frakefamide to elucidate the reasons for these conflicting results. However, it should be noted that if Shire continues with the project, the development is likely to proceed slower than originally anticipated and that there remains a significant possibility that the project may be discontinued.

Epilepsy
SPD 418, a project to develop an extended release formulation of an existing anti- epileptic drug, has been discontinued as a consequence of unsatisfactory Phase I results. Shire remains committed to the treatment of epilepsy and has initiated development of two follow-on projects, both designed to develop extended formulations of other established anti-epileptic drugs. These projects are designed to build upon the success of Carbatrol*, available in the US for this condition, and combine with the other epilepsy project under development (SPD 421) into a potentially powerful global epilepsy strategy.

*Trademark
**Proposed Trademark

Oncology/haematology
Thrombocythaemia
On 3 January 2001, Shire announced that the European Commission had granted orphan drug designation to anagrelide for the treatment of essential thrombocythaemia. Discussions are planned with regulatory authorities regarding the EU filing to gain Marketing Approval. It is envisaged that an application will be made in the EU via a Centralised Procedure early in 2002.

Antivirals
HIV/AIDS
New research findings were presented by GlaxoSmithKline (GSK) in July 2001 regarding a Ziagen/Combivir regimen at the 1st International AIDS Society Conference on HIV Pathogenesis and Treatment.

These new findings indicate that a 2 tablet, twice daily, triple nucleoside regimen of Ziagen (abacavir) and Combivir (a fixed dose combination of zidovudine and lamivudine), provide superior efficacy when compared to the more complex protease inhibitor and nucleoside regimen, indinavir + Combivir, and was associated with better tolerability and improved adherence during 48 weeks of therapy. The results highlight the benefit that a regimen such as this, with significant improvements in tolerability and adherence, can have in the treatment of HIV-infected patients.

Treatment with Ziagen + Combivir is generally well tolerated. The most serious adverse event associated with Ziagen is a hypersensitivity reaction.

Further details on this study are available in a specific press release on Shire's website at www.shire.com/shire/ListPress.shtml.

Under agreement, Shire receives royalties from GSK on sales of products containing lamivudine for use in the treatment of HIV/AIDS
(3TC*/Epivir/Combivir/Trizivir). GSK has the right to develop, manufacture and sell lamivudine worldwide, except in Canada, where Shire and GSK have formed a commercialisation partnership.


Metabolic diseases
Hyperphosphataemia
The first regulatory submission for Foznol* (lanthanum carbonate), as a treatment for hyperphosphataemia in patients with chronic renal failure, was delivered to a Reference Member State in the EU Mutual Recognition Procedure on 13 March 2001. The NDA filing to the FDA is planned for the end of 2001.




* Trade Mark

Biologics
Influenza vaccine
Shire's vaccine development portfolio includes its cell-culture based influenza vaccine candidate, SPD 701. During the first quarter, it was agreed that the partnership with GlaxoSmithKline to develop and commercialise this vaccine would be terminated and that Shire would regain full control of the vaccine and its innovative cell-culture technology.

Notes
Ziagen, 3TC*, Epivir, Combivir, and Trizivir are trademarks of the GlaxoSmithKline group of companies.

Reminyl* is registered by J&J

*Trade Mark

Unaudited consolidated balance sheets
US GAAP

                                                                                    June 30,               June 30,
                                                                                        2001                   2000
                                                                                       $'000                  $'000
ASSETS                                                                        --------------         --------------
Current assets:
Cash and cash equivalents                                                             72,988                316,232
Marketable securities and other current asset investments                            230,337                103,082
Accounts receivable, net                                                             124,981                124,520
Inventories, net                                                                      48,104                 45,124
Deferred tax asset                                                                     6,641                 12,590
Prepaid expenses and other current assets                                             26,639                 20,315
                                                                              --------------         --------------
Total current assets                                                                 509,690                621,863

Investments                                                                           60,307                 75,651
Property, plant and equipment, net                                                   114,495                110,143
Intangible assets, net                                                               560,691                567,952
Net assets of business transferred under contractual arrangements
                                                                                       3,934                 36,352
Deferred tax asset                                                                    12,860                 23,841
Other assets                                                                          24,109                  3,124
                                                                              --------------         --------------
Total assets                                                                       1,286,086              1,438,926
                                                                              --------------         --------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current instalments of long-term debt                                                  4,518                 85,868
Accounts and notes payable                                                           170,985                123,809
Other current liabilities                                                              3,342                 18,841
                                                                              --------------         --------------
Total current liabilities                                                            178,845                228,518

Long-term debt, excluding current installments                                         4,057                133,893
Other long-term liabilities                                                           12,439                    522
                                                                              --------------         --------------
Total liabilities                                                                    195,341                362,933
                                                                              --------------         --------------
Shareholders' equity:
Common stock, 5p par value; 800,000,000 shares authorised; and
461,391,822 (2000: 254,205,361 ) shares issued and outstanding
respectively                                                                          35,518                 20,826
Shares to be issued                                                                  459,880                      -
Additional paid-in capital                                                           757,041              1,192,604
Accumulated other comprehensive losses                                              (53,432)               (54,462)
Accumulated deficit                                                                (108,262)               (82,975)
                                                                              --------------         --------------
Total shareholders' equity                                                         1,090,745              1,075,993
                                                                              --------------         --------------
Total liabilities and shareholders' equity                                         1,286,086              1,438,926
                                                                              --------------         --------------


The balance sheet as at June 30, 2000 has been restated to include the results of BioChem Pharma Inc., as this transaction was accounted for as a pooling of interests in accordance with APB 16, Accounting for Business Combinations.

Unaudited consolidated income statements
US GAAP

                                                         3 months          3 months          6 months         6 months
                                                     to  June 30,       to June 30,      to  June 30,      to June 30,
                                                             2001              2000              2001             2000
                                                            $'000             $'000             $'000            $'000
                                                  ---------------   ---------------   ---------------  ---------------
Total revenues                                            210,849           159,563           400,593          310,658
Cost of revenues                                         (27,709)          (22,640)          (56,985)         (45,097)
                                                  ---------------   ---------------   ---------------  ---------------
Gross profit                                              183,140           136,923           343,608          265,561

Operating expenses                                      (294,848)          (95,272)         (402,317)        (206,513)
                                                  ---------------   ---------------   ---------------  ---------------
Operating (loss)/income                                 (111,708)            41,651          (58,709)           59,048
Interest income                                             4,485             4,724             9,635            8,195
Interest expense                                          (1,684)           (3,974)           (4,682)          (8,388)
Other income, net                                           2,401            95,057             2,653          102,453
                                                  ---------------   ---------------   ---------------  ---------------
Total other income, net                                     5,202            95,807             7,606          102,260
                                                  ---------------   ---------------   ---------------  ---------------
(Loss)/income before income taxes                       (106,506)           137,458          (51,103)          161,308

Income taxes                                             (17,685)           (9,192)          (31,624)         (20,082)
                                                  ---------------   ---------------   ---------------  ---------------
Net (loss)/income (see below)
                                                        (124,191)           128,266          (82,727)          141,226
                                                  ---------------   ---------------   ---------------  ---------------
Net (loss)/income per share:
Basic                                                     (25.3c)             26.6c           (16.9c)            29.5c
Diluted                                                   (25.3c)             25.9c           (16.9c)            28.8c

Weighted average number of shares:
Basic                                                 489,977,184       482,234,443       489,205,296      479,509,446
Diluted                                               489,977,184       496,376,062       489,205,296      492,146,693

The results for the three and six months ended June 30, 2000 have been restated to include the results of BioChem Pharma Inc. as this transaction was accounted for as a pooling of interests in accordance with APB 16, Accounting for Business
Combinations.

Supplemental information

Net (loss)/income as above                              (124,191)           128,266          (82,727)          141,226
Adjustments:
APB25 stock option compensation charge
                                                              232               236             2,352           23,482
Exceptional items                                         177,015          (96,635)           177,015         (99,417)
                                                  ---------------   ---------------   ---------------  ---------------
Net income before APB25 and exceptionals
                                                           53,056            31,867            96,640           65,291
                                                  ---------------   ---------------   ---------------  ---------------

Weighted average number of shares: Diluted
                                                      502,584,188       496,376,062       502,381,664      492,146,693

Net income before APB25 and exceptionals per ADS
Basic                                                       32.5c             19.8c             59.3c            40.8c
Diluted                                                     31.7c             19.2c             57.7c            39.9c
                                                  ---------------   ---------------   ---------------  ---------------

Unaudited consolidated statements of cash flows
US GAAP

                                                                     3 months        3 months        6 months        6 months
                                                                  to June 30,     to June 30,     to June 30,     to June 30,
                                                                         2001            2000            2001            2000
                                                                        $'000           $'000           $'000           $'000
                                                               --------------- --------------- --------------- ---------------
Cash flows from operating activities:
Net (loss)/ income                                                  (124,191)         128,266        (82,727)         141,226
Adjustments to reconcile net (loss)/income to net cash
provided by operating activities:
Depreciation and amortisation                                          11,204           9,411          22,027          18,670
Stock option compensation                                                 232             236           2,352          23,482
Tax benefit of stock option compensation, charged directly
to equity                                                                 217           8,750           3,307           9,829
Non cash exchange gains and losses                                      5,394         (1,840)         (5,030)         (1,656)
Gain on sale of long term investments                                       -        (97,918)               -       (100,516)
Gain on sale of fixed assets                                            7,491           (265)           8,098           (265)
(Increase)/decrease in accounts receivable                           (15,063)        (13,504)          17,735        (29,287)
(Increase)/decrease in inventory                                        (526)         (1,629)           1,671         (3,344)
Decrease in deferred tax asset                                          7,268           1,659          13,768           1,535
(Increase)/decrease in prepayments and other current assets
                                                                      (2,482)         (7,353)        (13,414)         (6,642)
Decrease/(increase) in other assets                                     1,470           7,285           2,228          10,435
Increase/(decrease) in accounts and notes payable                      50,660        (11,492)          34,957        (21,596)
(Decrease)/increase in other current liabilities                      (9,787)          10,076         (7,186)        (29,862)
(Decrease)/increase in other long term liabilities                      (593)            (18)         (1,757)           (823)
Write-down of long term investments                                    24,937               -          24,937               -
Write-down of intangible assets                                        20,890               -          20,890               -
Write-down of net assets of business transferred under
contractual arrangements                                               30,811               -          30,811               -
                                                               --------------- --------------- --------------- ---------------
Net cash provided by operating activities                               7,932          31,664          72,667          11,186
                                                               --------------- --------------- --------------- ---------------
Cash flows from investing activities:
Redemption of marketable securities, net                              (7,246)          12,283          38,754          43,970
Increase in cash placed on short-term deposit                        (31,624)        (16,665)          98,342        (22,029)
Purchase of temporary investments                                           -            (32)               -        (10,954)
Maturity of long term investments                                           -          18,100               -         114,006
Purchase of long term investments                                     (2,605)         (4,605)        (11,107)         (7,985)
Expenses of acquisition of subsidiaries                                     -           (445)               -           (657)
Purchase of intangible assets                                         (6,310)        (13,820)        (32,035)        (15,283)
Purchase of fixed assets                                              (3,415)         (6,567)         (6,044)        (15,897)
Purchase of other assets                                                (138)           (376)             547           (543)
Proceeds from sale of long term investments                                 -          62,887               -          72,593
Proceeds from sale of fixed assets                                      1,200          10,265           1,200          10,265
Collection on notes receivable                                              -             228               -             748
                                                               --------------- --------------- --------------- ---------------
Net cash (used in)/provided by investing activities                  (50,138)          61,253          89,657         168,234
                                                               --------------- --------------- --------------- ---------------

Cash flows from financing activities:
Movements on long term debt, capital leases and notes
                                                                    (125,356)           (278)       (201,876)         (2,826)
Proceeds from issue of common stock, net                                    -           2,912            (17)           5,101
Proceeds from exercise of options                                      18,922          10,986          23,201          38,178
                                                               --------------- --------------- --------------- ---------------
Net cash (used in)/provided by financing activities                 (106,434)          13,620       (178,692)          40,453
                                                               --------------- --------------- --------------- ---------------

Cash flows provided by/(used in) discontinued operations
                                                                            -              16               -         (1,728)
                                                               --------------- --------------- --------------- ---------------

Effect of foreign exchange rate changes on cash and cash
equivalents                                                             1,188         (4,293)         (3,910)         (4,416)
                                                               --------------- --------------- --------------- ---------------
Net (decrease)/increase in cash and cash equivalents                (147,452)         102,260        (20,278)         213,729
Cash and cash equivalents at beginning of period                      220,440         213,972          93,266         102,503
                                                               --------------- --------------- --------------- ---------------
Cash and cash equivalents at end of period                             72,988         316,232          72,988         316,232
                                                               --------------- --------------- --------------- ---------------

The cash flows for the three and six months ended June 30, 2000 have been restated to include the cash flows of BioChem Pharma Inc., which was accounted for as a pooling of interests in accordance with APB 16, Accounting for Business Combinations.


Notes to the US GAAP financial statements

1. Analysis of revenue, operating income and reportable segments

The Company has disclosed segment information for the individual operating areas of the business, based on the way in which the business is managed and controlled. Following the merger with BioChem the Company will manage R&D on a global basis and the sales and marketing operations on a geographic basis, each being managed and monitored separately and serving different markets. The Company evaluates performance based on operating income or loss before interest and income taxes.

Three months to June 30, 2001                                   US   International              R&D           Total
                                                             $'000           $'000            $'000           $'000
                                                    --------------  --------------   --------------  --------------
Product sales                                              141,648          30,057                -         171,705
Licensing and development                                      244               -                -             244
Royalties                                                      120          38,309                -          38,429
Other revenues                                                   -             471                -             471
                                                    --------------  --------------   --------------  --------------
Total revenue                                              142,012          68,837                -         210,849
                                                    --------------  --------------   --------------  --------------
Cost of revenues                                            17,616          10,093                -          27,709
Research and development                                         -               -           41,827          41,827
Selling, general and administrative                         45,580          19,222                -          64,802
Asset impairments and restructuring charges
                                                                 -          85,447                -          85,447
Merger transaction expenses                                      -          83,470                -          83,470
Losses/(gains) on dispositions of assets                         -           8,098                -           8,098
                                                    --------------  --------------   --------------  --------------
Total operating expenses                                    63,196         206,330           41,827         311,353
                                                    --------------  --------------   --------------  --------------
EBITDA                                                      78,816       (137,493)         (41,827)       (100,504)
Depreciation and amortisation                              (4,642)         (6,562)                -        (11,204)
                                                    --------------  --------------   --------------  --------------
Operating income/(loss)                                     74,174       (144,055)         (41,827)       (111,708)
                                                    --------------  --------------   --------------  --------------

Three months to June 30, 2000                                   US   International              R&D           Total
                                                             $'000           $'000            $'000           $'000
                                                    --------------  --------------   --------------  --------------
Product sales                                               96,449          24,914                -         121,363
Licensing and development                                      614           3,757                -           4,371
Royalties                                                       85          33,568                -          33,653
Other revenues                                                   9             167                -             176
                                                    --------------  --------------   --------------  --------------
Total revenue                                               97,157          62,406                -         159,563
                                                    --------------  --------------   --------------  --------------
Cost of revenues                                            12,483          10,157                -          22,640
Research and development                                         -               -           39,253          39,253
Selling, general and administrative                         29,112          17,761                -          46,873
(Gains)/losses on dispositions of assets                     (282)              17                -           (265)
                                                    --------------  --------------   --------------  --------------
Total operating expenses                                    41,313          27,935           39,253         108,501
                                                    --------------  --------------   --------------  --------------
EBITDA                                                      55,844          34,471         (39,253)          51,062
Depreciation and amortisation                              (4,354)         (5,057)                -         (9,411)
                                                    --------------  --------------   --------------  --------------
Operating income/(loss)                                     51,490          29,414         (39,253)          41,651
                                                    --------------  --------------   --------------  --------------


Six months to June 30, 2001                                     US   International              R&D           Total
                                                             $'000           $'000            $'000           $'000
                                                    --------------  --------------   --------------  --------------
Product sales                                              268,452          57,419                -         325,871
Licensing and development                                    2,329             957                -           3,286
Royalties                                                      180          70,510                -          70,690
Other revenues                                                   -             746                -             746
                                                    --------------  --------------   --------------  --------------
Total revenue                                              270,961         129,632                -         400,593
                                                    --------------  --------------   --------------  --------------
Cost of revenues                                            35,492          21,493                -          56,985
Research and development                                         -               -           79,511          79,511
Selling, general and administrative                         81,983          41,781                -         123,764
Asset impairments and restructuring charges
                                                                 -          85,447                -          85,447
Merger transaction expenses                                      -          83,470                -          83,470
Losses on dispositions of assets                                 -           8,098                -           8,098
                                                    --------------  --------------   --------------  --------------
Total operating expenses                                   117,475         240,289           79,511         437,275
                                                    --------------  --------------   --------------  --------------
EBITDA                                                     153,486       (110,657)         (79,511)        (36,682)
Depreciation and amortisation                              (9,870)        (12,157)                -        (22,027)
                                                    --------------  --------------   --------------  --------------
Operating income/(loss)                                    143,616       (122,814)         (79,511)        (58,709)
                                                    --------------  --------------   --------------  --------------

Six months to June 30, 2000                                     US   International              R&D           Total
                                                             $'000           $'000            $'000           $'000
                                                    --------------  --------------   --------------  --------------
Product sales                                              189,550          47,690                -         237,240
Licensing and development                                    1,990           7,291                -           9,281
Royalties                                                      129          63,534                -          63,663
Other revenues                                                  13             461                -             474
                                                    --------------  --------------   --------------  --------------
Total revenue                                              191,682         118,976                -         310,658
                                                    --------------  --------------   --------------  --------------
Cost of revenues                                            25,437          19,660                -          45,097
Research and development                                         -               -           77,482          77,482
Selling, general and administrative                         51,532          59,094                -         110,626
(Gains)/losses on dispositions of assets                     (282)              17                -           (265)
                                                    --------------  --------------   --------------  --------------
Total operating expenses                                    76,687          78,771           77,482         232,940
                                                    --------------  --------------   --------------  --------------
EBITDA                                                     114,995          40,205         (77,482)          77,718
Depreciation and amortisation                              (8,486)        (10,184)                -        (18,670)
                                                    --------------  --------------   --------------  --------------
Operating income/(loss)                                    106,509          30,021         (77,482)          59,048
                                                    --------------  --------------   --------------  --------------


2. Net (loss)/income per share

Basic net (loss)/income per share is based upon the net (loss)/income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted net (loss)/income per share is based upon income available to common stockholders divided by the weighted-average number of common shares outstanding during the period and adjusted for the effect of all dilutive potential common shares that were outstanding during the period.

The following table sets forth the computation for basic and diluted net income per share:

                                                          3 months         3 months         6 months           6 months
                                                       to June 30,      to June 30,      to June 30,        to June 30,
                                                              2001             2000             2001               2000
                                                             $'000            $'000            $'000              $'000
                                                  ----------------  ---------------- ----------------  ----------------
Numerator for basic net (loss)/income per share          (124,191)          128,266         (82,727)            141,226
Interest charged on convertible debt                             -              102                -                438
                                                  ----------------  ---------------- ----------------  ----------------
Numerator for diluted net (loss)/income per
share                                                    (124,191)          128,368         (82,727)            141,664
                                                  ----------------  ---------------- ----------------  ----------------

                                                     No. of shares    No. of shares    No. of shares      No. of shares
                                                  ----------------------------------------------------------------------
Weighted average number of shares:
Basic                                                  489,977,184      482,234,443      489,205,296        479,509,446
Effect of dilutive stock options                                 -       12,511,100                -         11,006,728
Convertible debt                                                 -        1,630,519                -          1,630,519
                                                  ----------------------------------------------------------------------
Diluted                                                489,977,184      496,376,062      489,205,296        492,146,693
                                                  ----------------------------------------------------------------------

Basic net (loss)/income per share                          (25.3c)            26.6c          (16.9c)              29.5c
                                                  ----------------------------------------------------------------------
Diluted net (loss)/income per share                        (25.3c)            25.9c          (16.9c)              28.8c
                                                  ----------------------------------------------------------------------


3. Net product sales

                                                          3 months         3 months         3 months          3 months
                                                  to June 30, 2001      to June 30,      to June 30,       to June 30,
                                                             $'000             2000             2001              2001
                                                                              $'000         % change        % of total
                                                   ---------------  ---------------  ---------------   ---------------
Adderall*                                                   69,430           44,386             +56%               40%
Agrylin*                                                    25,787           18,531             +39%               15%
Pentasa*                                                    19,083           13,170             +45%               11%
Carbatrol*                                                   9,882            5,291             +87%                6%
Calciums                                                     4,979            4,289             +16%                3%
ProAmatine*                                                 10,511            5,869             +79%                6%
DextroStat*                                                  2,938            1,845             +59%                2%
OTC                                                          5,978            6,635             -10%                3%
Others                                                      23,117           21,347              +8%               14%
                                                   ---------------  ---------------  ---------------   ---------------
                                                           171,705          121,363             +41%              100%
                                                   ---------------  ---------------  ---------------   ---------------

                                                          6 months         6 months         6 months          6 months
                                                  to June 30, 2001      to June 30,      to June 30,       to June 30,
                                                             $'000             2000             2001              2001
                                                                              $'000         % change        % of total
                                                   ---------------  ---------------  ---------------   ---------------
Adderall*                                                  139,576           98,925             +41%               43%
Agrylin*                                                    42,933           29,536             +45%               13%
Pentasa*                                                    33,483           23,517             +42%               10%
Carbatrol*                                                  19,521           10,883             +79%                6%
Calciums                                                     9,774            8,274             +18%                3%
ProAmatine*                                                 18,088            9,444             +92%                6%
DextroStat*                                                  4,566            4,157             +10%                1%
OTC                                                         13,303           12,436              +7%                4%
Others                                                      44,627           40,069             +11%               14%
                                                   ---------------  ---------------  ---------------   ---------------
                                                           325,871          237,240             +38%              100%
                                                   ---------------  ---------------  ---------------   ---------------
4. Royalty income
                                                          3 months         3 months         3 months          3 months
                                                  to June 30, 2001      to June 30,      to June 30,       to June 30,
                                                             $'000             2000             2001              2001
                                                                              $'000         % change        % of total
                                                   ---------------  ---------------  ---------------   ---------------
3TC*                                                        31,063           29,399              +6%               81%
Zeffix*                                                      4,365            2,936             +49%               11%
Others                                                       3,001            1,318            +128%                8%
                                                   ---------------  ---------------  ---------------   ---------------
                                                            38,429           33,653             +14%              100%
                                                   ---------------  ---------------  ---------------   ---------------

                                                          6 months         6 months         6 months          6 months
                                                       to June 30,      to June 30,      to June 30,       to June 30,
                                                              2001             2000             2001              2001
                                                             $'000            $'000         % change        % of total
                                                   ---------------  ---------------  ---------------   ---------------
3TC*                                                        58,621           56,435              +4%               83%
Zeffix*                                                      8,148            5,305             +54%               12%
Others                                                       3,921            1,923            +104%                5%
                                                   ---------------  ---------------  ---------------   ---------------
                                                            70,690           63,663             +11%              100%
                                                   ---------------  ---------------  ---------------   ---------------

Unaudited consolidated income statements
Quarter 1
US GAAP

                                             3 months                3 months
                                   to  March 31, 2001            to March 31,
                                                $'000                    2000
                                                                        $'000
                                      ---------------         ---------------
Total revenues                                189,744                 151,095
Cost of revenues                             (29,276)                (22,457)
                                      ---------------         ---------------
Gross profit                                  160,468                 128,638

Operating expenses                          (107,469)               (111,241)
                                      ---------------         ---------------
Operating income                               52,999                  17,397
Interest income                                 5,150                   3,471
Interest expense                              (2,998)                 (4,414)
Other income, net                                 252                   7,396
                                      ---------------         ---------------
Total other income, net                         2,404                   6,453
                                      ---------------         ---------------
Income before income taxes                     55,403                  23,850

Income taxes                                 (13,939)                (10,890)
                                      ---------------         ---------------
Net income                                     41,464                  12,960
                                      ---------------         ---------------
Net income per share:
Basic                                            8.5c                    2.7c
Diluted                                          8.3c                    2.6c

Weighted average number of shares:
Basic                                     488,448,379             476,815,531
Diluted                                   500,699,108             494,047,061

The results for the three months ended March 31, 2000 have been restated to include the results of BioChem Pharma Inc. as this transaction was accounted for as a pooling of interests in accordance with APB 16, Accounting for Business Combinations.

Unaudited results for the month of June 2001

The unaudited results for June 2001 are provided to comply with ASR No. 135 and SAB No. 65, which require the publication of thirty days' post merger combined operating results following the merger with Biochem Pharma Inc.

                                                       2001
                                                         $m

Product sales                                            48
Royalties                                                14
Other income                                              1
                                                  ---------
Total revenues                                           64
                                                  ---------
Net income                                             (67)
                                                  ---------

EPS (after APB 25 charges)                          (13.7c)
ADS (after APB 25 charges)                          (13.7c)
EPS (before APB 25 charges)                         (13.6c)
ADS (before APB 25 charges)                         (13.6c)

Unaudited consolidated results for the six months ended June 30, 2001
UK GAAP

First half results 2001

The Group recorded a pre-tax profit of(pound)32.5 million (2000:(pound)26.6 million) and basic and diluted earnings per share of 7.6p (2000: 9.8p) and 7.5p (2000: 9.4p) respectively for the first six months of 2001. Group turnover for the first half increased by 56 per cent to(pound)243.7 million (2000:(pound)156.2 million), reflecting the inclusion in 2001 of six weeks post acquisition results for BioChem Pharma Inc.

Product sales
Product sales represented 92% of total turnover at (pound)224.7 million. Of these, sales of Adderall* and DextroStat* for ADHD in the US were (pound)100.7 million. This represents a growth of 40% on the comparative period in 2000.

Royalties
Royalty income for the first six months was (pound)16.5 million, an increase of (pound)15.2 million over first half 2000. This is mainly attributed to the inclusion of six weeks post acquisition results for BioChem Pharma Inc.

Cost of sales and operating expenses
Cost of sales and operating expenses in the first half of 2000 increased by 60% to (pound)204.1 million (2000: (pound)127.9 million).

Gross margin on product sales was 83% for the six months to June 2001 (2000:
81%).

Distribution and selling costs as a percentage of product sales were 28% (2000:
24%).

R&D expenditure during the first half of 2001 was (pound)43.6 million (2000:
(pound)35.0 million), an increase of 25% over the comparative period. Expressed as a percentage of Group turnover, R&D expenditure was 18% compared to 23% in the first half of 2000.

General and administrative expenditure increased by(pound)31.0 million to(pound)58.6 million (2000:(pound)27.6 million). This increase includes an amortisation charge of(pound)15.7 million on goodwill resulting from the acquisition of BioChem Pharma Inc. in May 2001. Excluding amortisation, general and administrative expenditure represents 10% of turnover (2000: 10%).

* Trade Mark

Unaudited consolidated profit and loss accounts
UK GAAP

                                          3 months         3 months        6 months         6 months          Year to
                                       to June 30,      to June 30,     to June 30,      to June 30,          Dec 31,
                                              2001             2000            2001             2000             2000
                                       (pound)'000      (pound)'000     (pound)'000      (pound)'000      (pound)'000
                                   ---------------  ---------------  --------------- ---------------  ---------------
Turnover                                   135,628           81,698         243,743          156,169          343,624
Cost of sales                             (18,307)         (14,452)        (37,925)         (28,490)         (58,596)
                                   ---------------  ---------------  --------------- ---------------  ---------------
Gross profit                               117,321           67,246         205,818          127,679          285,028

Other operating expenses                 (102,474)         (53,146)       (166,146)         (99,444)        (205,371)
                                   ---------------  ---------------  --------------- ---------------  ---------------
Operating profit                            14,847           14,100          39,672           28,235           79,657
Costs of a fundamental
restructuring                              (8,038)                -         (8,038)                -                -
                                   ---------------  ---------------  --------------- ---------------  ---------------
Profit on ordinary activities
before interest                              6,809           14,100          31,634           28,235           79,657

Finance charges, net                         7,278            (406)             828          (1,653)          (2,885)
                                   ---------------  ---------------  --------------- ---------------  ---------------
Profit on ordinary activities
before taxation                             14,087           13,694          32,462           26,582           76,772

Tax on profit on ordinary
activities                                 (6,261)            2,003         (8,005)          (2,172)          (3,570)
                                   ---------------  ---------------  --------------- ---------------  ---------------
Profit on ordinary activities
after taxation                               7,826           15,697          24,457           24,410           73,202
                                   ---------------  ---------------  --------------- ---------------  ---------------

Earnings per share
- basic                                       2.0p             6.2p            7.6p             9.8p            29.0p
- diluted                                     2.0p             6.0p            7.5p             9.4p            28.1p

All results included above relate to the continuing operations of the Group.


Unaudited consolidated statement of total recognised gains and losses
UK GAAP

                                       3 months to      3 months to     6 months to      6 months to          Year to
                                     June 30, 2001         June 30,   June 30, 2001    June 30, 2000          Dec 31,
                                       (pound)'000             2000     (pound)'000      (pound)'000             2000
                                                        (pound)'000                                       (pound)'000
                                   ---------------  ---------------  --------------- ---------------  ---------------
Profit for the period                        7,826           15,697          24,457           24,410           73,202
Translation of overseas
subsidiaries' financial
statements                                   9,097           10,078          22,433           12,407           15,985
                                   ---------------  ---------------  --------------- ---------------  ---------------
Total recognised gains and                  16,923           25,775          46,890           36,817           89,187
losses relating to the period      ---------------  ---------------  --------------- ---------------  ---------------

Unaudited consolidated balance sheets
UK GAAP

                                                                        June 30,         June 30,           Dec 31,
                                                                            2001             2000              2000
                                                                     (pound)'000      (pound)'000       (pound)'000
                                                                 ---------------  ---------------   ---------------
Fixed assets
Goodwill                                                               2,710,874          458,199           446,983
Other intangible assets                                                  282,430          232,367           247,278
Tangible assets                                                           81,411           19,260            33,261
Fixed asset investments                                                   47,445            2,280             4,142
                                                                 ---------------  ---------------   ---------------
                                                                       3,122,160          712,106           731,664
                                                                 ---------------  ---------------   ---------------
Current assets
Stocks                                                                    34,203           26,265            31,536
Debtors
- due within one year                                                    102,564           65,716            69,107
- due after one year                                                      17,142            2,068            15,358
Investments                                                              163,780           41,219            93,550
Cash at bank and in hand                                                  51,897           59,081            31,194
                                                                 ---------------  ---------------   ---------------
                                                                         369,586          194,349           240,745
Creditors: amounts falling due within one year                         (124,053)         (79,864)          (74,580)
                                                                 ---------------  ---------------   ---------------
Net current assets                                                       245,533          114,485           166,165
                                                                 ---------------  ---------------   ---------------
Total assets less current liabilities                                  3,367,693          826,591           897,829
Creditors: amounts falling due in more than one year                    (11,796)         (84,898)          (94,186)
                                                                 ---------------  ---------------   ---------------
Net assets                                                             3,355,897          741,693           803,643
                                                                 ---------------  ---------------   ---------------

Capital and reserves
Called-up share capital                                                   23,069           12,710            12,854
Share premium                                                          3,041,377          864,212           873,567
Shares to be issued                                                      327,339                -                 -
Capital reserve                                                            2,755            2,755             2,755
Other reserves                                                            24,247           24,247            24,247
Profit and loss account                                                 (62,890)        (162,231)         (109,780)
                                                                 ---------------  ---------------   ---------------
Equity shareholders' funds                                             3,355,897          741,693           803,643
                                                                 ---------------  ---------------   ---------------

Unaudited consolidated cash flow statements
UK GAAP

                                                                            6 months to    6 months to         Year to
                                                                               June 30,       June 30,         Dec 31,
                                                                                   2001           2000            2000
                                                                            (pound)'000    (pound)'000     (pound)'000
                                                                         --------------- ------------------------------
Net cash inflow/(outflow) from operating activities                             105,046        (1,829)          52,925

Returns on investments and servicing of finance:
Interest received                                                                 4,461          2,018           4,125
Interest paid                                                                   (3,043)        (3,671)         (7,009)
Interest element of finance lease rentals                                             -              -             (1)
                                                                         --------------- ------------------------------
Net cash inflow/(outflow) from returns on investments and servicing of
finance                                                                           1,418        (1,653)         (2,885)
                                                                         --------------- ------------------------------

Taxation:
Overseas corporation tax paid                                                  (16,629)        (3,297)         (4,397)
                                                                         --------------- ------------------------------
Capital expenditure and financial investments:
Purchase of fixed asset investment                                                    -          (560)         (2,398)
Purchase of intangible assets                                                  (16,623)        (7,910)        (25,776)
Purchase of tangible fixed assets                                               (2,575)        (2,712)        (19,251)
Sale of intangible assets                                                             -              -           1,027
Sale of tangible assets                                                             854          6,784           7,903
                                                                         --------------- ------------------------------
Net cash outflow for capital expenditure and financial investments
                                                                               (18,344)        (4,398)        (38,495)
                                                                         --------------- ------------------------------

Acquisitions and disposals:
Expenses of acquisitions                                                       (19,783)           (80)           (964)
Net cash acquired with subsidiary undertakings                                   44,452              -               -
                                                                         --------------- ------------------------------
Net cash inflow/(outflow) from acquisitions                                      24,669           (80)           (964)
                                                                         --------------- ------------------------------
Cash inflow/(outflow) before management of liquid resources and
financing                                                                        96,160       (11,257)           6,184
                                                                         --------------- ------------------------------
Management of liquid resources:
Decrease/(increase) in cash placed on short-term deposit                         21,742          8,631        (39,171)
                                                                         --------------- ------------------------------
Financing:
Issue of ordinary share capital                                                       -          3,501           7,904
Exercise of share options                                                        14,457         24,258          29,085
Expenses of share issues                                                       (23,584)        (2,089)         (2,089)
Capital element of finance leases                                                     -              -            (22)
Net decrease in loans during the year                                          (88,072)              -         (9,329)
                                                                         --------------- ------------------------------
Net cash (outflow)/inflow from financing                                       (97,199)         25,670          25,549
                                                                         --------------- ------------------------------
Increase/(decrease) in cash during the period                                    20,703         23,044         (7,438)
                                                                         --------------- ------------------------------

Notes to the UK GAAP financial statements

1. Earnings per share

Earnings per share has been calculated by dividing the profit on ordinary activities after taxation for each period by the weighted average number of shares in issue during those periods, in accordance with FRS14.

The weighted average number of shares used in calculating fully diluted earnings per share has been adjusted for the effects of all dilutive potential ordinary shares in accordance with FRS14.

                                                 3 months         3 months         6 months          6 months          Year to
                                              to June 30,      to June 30,      to June 30,       to June 30,          Dec 31,
                                                     2001             2000             2001              2000             2000
                                              (pound)'000      (pound)'000      (pound)'000       (pound)'000      (pound)'000
                                          ---------------- ---------------- ---------------- ----------------  ----------------
Profit for the period (for basic and
diluted EPS)                                        7,826           15,697           24,457            24,410           73,202


Weighted average number of shares in
issue for basic EPS                           385,797,020      251,924,794      321,948,608       249,282,994      252,497,255
Number of dilutive potential shares
                                                5,833,968       10,276,019        2,340,817        10,033,879        8,411,015
                                          ---------------- ---------------- ---------------- ----------------  ----------------
Total for fully diluted EPS                   391,630,988      262,200,813      324,289,425       259,316,873      260,908,270
                                          ---------------- ---------------- ---------------- ----------------  ----------------



2. Basis of preparation

The interim accounts have been prepared in accordance with the accounting policies set out in the full UK statutory accounts for the year ended December 31, 2000. The results for the six months ended June 30, 2001 and June 30, 2000 have not been audited and do not constitute statutory accounts within the meaning of Section 240 of the Companies Act 1985.

Summary of significant differences between US generally accepted accounting principles followed by the Group and UK generally accepted accounting principles.

The Group's consolidated financial statements have been prepared under US GAAP, which differs in certain respects from UK GAAP. The principal differences between the Group's accounting policies under US GAAP and UK GAAP are set out in the tables below:

Reconciliation of net income from US GAAP to UK GAAP

                                                               3 months to        3 months       3 months       3 months
                                                                  June 30,     to June 30,    to June 30,    to June 30,
                                                                      2001            2000           2001           2000
                                                                     $'000           $'000    (pound)'000    (pound)'000
                                                             -------------  --------------- ----------------------------
Net income as reported under US GAAP                             (124,191)         128,266       (88,636)         84,519
Adjustments to conform to UK GAAP:
Merger accounting adjustments
 - elimination of pooled profits and losses                        (7,047)       (108,895)        (5,134)       (71,580)
 - restructuring costs charged to income                           157,519            (60)        112,121           (39)
Amortisation of capitalised goodwill                                 2,407           2,583          1,697          1,698
Amortisation under acquisition accounting                         (30,140)         (8,681)       (21,400)        (5,706)
Derecognition of deferred tax asset                                  7,268           1,786          5,174          1,180
Stock option compensation costs                                        232             236            166            168
Tax benefit from exercise of non-qualified stock options
                                                                       217           8,750            154          5,776
Difference in accounting for convertible debt                            -              87              -             57
Accrued taxes on share options                                       (295)                          (209)
Foreign exchange on US$ denominated liabilities                          -               -          3,893          (376)
                                                             -------------   -------------  ----------------------------
Net income as reported under UK GAAP                                 5,970          24,072          7,826         15,697
                                                             -------------   -------------  ----------------------------

                                                                  6 months        6 months       6 months       6 months
                                                               to June 30,     to June 30,    to June 30,    to June 30,
                                                                      2001            2000           2001           2000
                                                                     $'000           $'000    (pound)'000    (pound)'000
                                                             -------------  --------------- ----------------------------
Net income as reported under US GAAP                              (82,727)         141,226       (59,862)         91,135
Adjustments to conform to UK GAAP:
Merger accounting adjustments
 - elimination of pooled profits and losses                       (22,556)       (126,121)       (16,055)       (80,857)
 - restructuring costs charged to income                           150,836           (120)        112,079           (75)
Amortisation of capitalised goodwill                                 4,858           5,298          3,395          3,397
Amortisation under acquisition accounting                         (38,377)        (17,801)       (27,106)       (11,412)
Derecognition of deferred tax asset                                 13,768           1,786          9,747          1,180
Stock option compensation costs                                      2,352          23,482          1,610         14,690
Tax benefit from exercise of non-qualified stock options
                                                                     3,307           9,829          2,113          6,449
Difference in accounting for convertible debt                          (1)             441            (1)            279
Accrued taxes on share options                                       (285)               -          (202)              -
Foreign exchange on US$ denominated liabilities                          -               -        (1,261)          (376)
                                                             -------------  --------------- ----------------------------
Net income as reported under UK GAAP                                37,888          38,020         24,457         24,410
                                                             -------------  --------------- ----------------------------

Reconciliation of total shareholders' equity from US GAAP to UK GAAP

                                                                  June 30,        June 30,       June 30,       June 30,
                                                                      2001            2000           2001           2000
                                                                     $'000           $'000    (pound)'000    (pound)'000
                                                             -------------  --------------- ----------------------------

Total shareholders' equity as reported under US GAAP             1,090,745       1,075,993        775,547        710,578
Adjustments to conform to UK GAAP:
Merger accounting adjustments
- elimination of pooled equity                                           -       (417,568)              -      (275,659)
- restructuring costs charged to income                                 50             290             36            192
Goodwill written off to reserves                                 (189,158)       (203,617)      (134,498)      (134,498)
Goodwill amortisation                                               37,157          29,715         26,420         19,628
Net book value of goodwill on acquisition accounting for
Roberts Pharmaceutical Corporation                                 593,041         672,924        421,673        444,497
Net book value of goodwill on acquisition accounting for
BioChem Pharma Inc                                               3,207,083               -      2,280,365              -
Deferred tax                                                      (19,501)        (35,325)       (13,866)       (23,334)
Difference in accounting for convertible debt                          463             438            329            289
Difference in valuation of fixed asset investments                     244                            173
Accrued taxes on share options                                       (397)                          (282)
                                                             -------------  --------------- ----------------------------

Total shareholders' equity as reported under UK GAAP            4,719,727       1,122,850      3,355,897        741,693
                                                             -------------  --------------- ----------------------------

* Trade Mark